                                                                     EXHIBIT 4.6

                                                                          Draft
                                                                          8/7/98
================================================================================



                         ENRON INTERNATIONAL CPO, L.P.,
                                   as Issuer


                         ENRON INTERNATIONAL CPO, INC.,
                                  as Co-Issuer


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee


                      [NAME OF LIQUIDITY FACILITY AGENT],
                          as Liquidity Facility Agent


                            BACKUP FACILITY AGENTS,
                         from time to time party hereto

                                      and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                              as Collateral Agent



                             COLLATERAL AGENCY AND
                            INTERCREDITOR AGREEMENT




                         Dated as of ____________, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                                                    Page
ARTICLE 1   DEFINITIONS; CONFLICTS WITH FINANCING DOCUMENTS
         SECTION 1.1.        Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.2.        Rules of Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.3.        Inconsistency with Financing Documents.  . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2   COLLATERAL AGENT
         SECTION 2.1.        Appointment of the Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 2.2.        Collateral Agent's Rights and Obligations. . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 2.3.        Reliance Upon Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.4.        Successor Collateral Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.5.        Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.6.        Compensation and Reimbursement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.7.        Representations and Warranties of Chase Texas. . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.8.        Waiver of Setoffs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 3   CERTAIN AGREEMENTS AMONG THE SECURED PARTIES
         SECTION 3.1.        Priority of Security Interests; Subordination. . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 3.2.        Decisionmaking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.3.        Exercise of Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.4.        Actions Upon An Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.5.        Exercise of Remedies and Application of Proceeds.  . . . . . . . . . . . . . . . . . .  12
         SECTION 3.6.        Receipt of Money or Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.7.        Additional Secured Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 4   AMENDMENTS; WAIVERS; INSTRUCTIONS;  OTHER RELATIONSHIPS
         SECTION 4.1.        Amendments to this Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.2.        Amendments to, Waiver under, and Instructions with Respect to the Other Financing
                                Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 5   MISCELLANEOUS
         SECTION 5.1.        Agreement for Benefit of Parties Hereto. . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.2.        Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.3.        Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.4.        Effect of Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.5.        Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.6.        No Petition Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.7.        TRIAL BY JURY WAIVED.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.8.        Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.9.        Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.10.       Term of This Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.11.       Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 5.12.       Submission to Jurisdiction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 5.13.       Additional Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                             COLLATERAL AGENCY AND
                            INTERCREDITOR AGREEMENT


          This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of _________, 1998 (this "Agreement"), by and among ENRON INTERNATIONAL CPO, L.P., a limited partnership organized under the laws of the State of Delaware (the "Issuer"), ENRON INTERNATIONAL CPO, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Co-Issuer" and together with the Issuer, the "Issuers"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Trustee (in such capacity, the "Trustee"), on behalf of itself and the Noteholders, [NAME OF LIQUIDITY FACILITY AGENT] as Liquidity Facility Agent (in such capacity, the "Liquidity Facility Agent"), for itself and on behalf of itself and the other Liquidity Lenders, the BACKUP FACILITY AGENTS from time to time made party hereto pursuant to Section 5.13 hereof and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Collateral Agent (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

          WHEREAS, the Issuers desire to issue, from time to time, their Class A Senior Notes due 2018 (the "Class A Notes"), Class B Senior Subordinated Notes due 2018 (the "Class B Notes") and Class C Subordinated Notes due 2018 (the "Class C Notes" and together with the Class A Notes and the Class B Notes, the "Notes"), in each case pursuant to the Indenture;

          WHEREAS, the Issuer is, simultaneously with the execution hereof, entering into the Liquidity Facility Loan Agreement with the Liquidity Lenders;

          WHEREAS, the Issuer may, subsequent to the Closing Date, enter into one or more Backup Facilities with the Backup Lenders;

          WHEREAS, the Issuers, the Representatives and the Collateral Agent are entering into a Common Agreement dated as of the date hereof (as amended, modified and/or supplemented from time to time, the "Common Agreement") which sets forth, among other things, (i) common covenants of the Issuer and the Co-Issuer in favor of the Secured Parties and (ii) common Events of Default;

          WHEREAS, the Issuer will from time to time enter into certain Hedging Agreements with the Hedge Counterparties named therein pursuant to which the Issuer will be required to make certain payments thereunder;

          WHEREAS, the Issuers and the Collateral Agent are entering into a Security Agreement dated as of the date hereof pursuant to which the Issuers will pledge the Collateral to the Collateral Agent for the benefit of the Secured Parties;

          WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth their mutual understanding with respect to certain intercreditor provisions, including certain methods of voting and decision making for the Secured Parties, the arrangements applicable to joint consultation and actions in respect of certain approval rights and waivers, the limitations on rights of enforcement upon an Event of Default and the appointment of the Collateral Agent for the purposes set forth herein and in the other Financing Documents;

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein and in the other Financing Documents, the parties hereby agree as follows:


                                  ARTICLE 1

               DEFINITIONS; CONFLICTS WITH FINANCING DOCUMENTS

          SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used in this Agreement, its schedules and its exhibits have the meanings given in Appendix A to the Common Agreement.

          SECTION 1.2. Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A to the Common Agreement shall apply to this Agreement.

          SECTION 1.3. Inconsistency with Financing Documents. Notwithstanding anything to the contrary expressed or implied in any other Financing Document, all rights, powers and remedies available to the Secured Parties shall be subject to this Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and any other Financing Document, the terms of this Agreement shall govern and control.


                                   ARTICLE 2

                                COLLATERAL AGENT

          SECTION 2.1. Appointment of the Collateral Agent. Each of the parties hereto hereby appoints Chase Texas to act as its collateral agent in connection with this Agreement, the Security Agreement and the other Financing Documents and authorizes it, as the Collateral Agent, to take such actions on its behalf, under the provisions of this Agreement and the other Financing Documents and to exercise such rights, powers, authorities and discretion and perform such duties as are specifically delegated to the Collateral Agent by the terms hereof, the Security Agreement and the other Financing Documents together with all such rights, powers, authorities and discretion as are reasonably incidental thereto. By its signature hereto, Chase Texas accepts such appointment and agrees to act as Collateral Agent in accordance with the provisions of this Agreement, the Security Agreement and the other Financing Documents to which it is a party.

          SECTION 2.2. Collateral Agent's Rights and Obligations.

          (a) The Collateral Agent may perform any of its duties hereunder and under the other Financing Documents to which it is a party directly or by or through agents, employees or attorneys-in-fact and shall be entitled to consult with counsel and to act in reliance upon the



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advice of such counsel concerning matters pertaining to the agencies created hereby and its duties hereunder and under the other Financing Documents to which it is a party, and shall not be liable for any action taken or omitted to be taken by it in good faith and in reasonable reliance upon and in accordance with the advice of counsel selected by it. The Collateral Agent undertakes to perform only such duties as are expressly set forth herein and in the other Financing Documents to which it is a party, and no fiduciary relationship or implied covenants or obligations shall be read into this Agreement or any other Financing Document to which the Collateral Agent is a party, or otherwise exist against the Collateral Agent. No provision hereof shall be construed to relieve the Collateral Agent from liability for its own gross negligence or willful misconduct; provided, that (i) the Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or any other Financing Document, or in accordance with any written direction or request of the Issuer, the Required Lenders or the Program Manager (other than those that require the consent of other parties and such consent has been withheld), unless in either case the Collateral Agent was grossly negligent in ascertaining the pertinent facts or negligent in determining the requirements imposed by this Agreement, the Security Agreement or any other Financing Document to which it is a party, or such written direction or request, and (ii) the Collateral Agent shall not be liable for error of judgment made in good faith by any of its officers or employees, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts or in determining the requirements imposed by, this Agreement, the Security Agreement or any other Financing Document to which it is a party. Whenever in this Agreement or the Security Agreement or in any other Financing Document to which the Collateral Agent is a party, it is provided that the absence of the occurrence and continuation of an Event of Default is a condition precedent to the taking of any action by the Collateral Agent at the request of the Issuer or the Co- Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the right of the Issuer or the Co-Issuer to make such request or direction, the Collateral Agent shall not be liable for acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuance of such Event of Default.

          (b) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document
(i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Financing Documents,
(ii) if such action is not specifically provided for in this Agreement or any other Financing Agreement and the Collateral Agent shall not have received any such advice or concurrence of the requisite Lenders as it deems appropriate, or
(iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or such other Financing Document, it shall not first be indemnified to its satisfaction by the Secured Parties (other than any agent or trustee under the Financing Documents) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request of the Required Lenders (to the extent the Required Lenders are expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

          (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Collateral Agent be liable under or in connection with this Agreement for indirect, special,





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incidental or consequential losses or damages of any kind whatsoever, including lost profits, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; provided, however, that this clause shall not be deemed to apply in the event of a finding by a court of competent jurisdiction of gross negligence or willful misconduct on the part of the Collateral Agent.

          SECTION 2.3. Reliance Upon Documents.

          (a) In the absence of gross negligence or bad faith on its part, the Collateral Agent (i) may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, (ii) shall not be obligated to make any investigation into facts or matters stated in any such document or instrument and (iii) shall have no liability in acting, or in omitting to act, where such action or omission to act is in reliance upon any statement or opinion contained in any such document or instrument. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates assume any responsibility for the correctness of the recitals to this Agreement or any other Financing Document to which it is a party, nor for the validity, effectiveness, value, sufficiency or enforceability of this Agreement or any other Financing Document or for the failure of the Issuer or Co-Issuer to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of the Issuer or the Co-Issuer. The Collateral Agent shall have no responsibility for maintaining the value of the Collateral or, ensuring that any Collateral is properly delivered to it; provided that the Collateral Agent shall be responsible for holding the Collateral in accordance with the provisions hereof and of the other Financing Documents. The Collateral Agent shall take or cause to be taken all action recommended pursuant to any Opinion of Counsel received by the Collateral Agent pursuant to Section 4.8 of the Common Agreement as may be necessary or appropriate to perfect and protect the security interests granted by the Security Agreement.

          (b) Notwithstanding any provision to the contrary contained in Article 4 of the Security Agreement, in performing its obligations to transfer amounts and make payments to any Person in accordance with Article 4 of the Security Agreement, the Collateral Agent is entitled to rely upon the information furnished to it by the Program Manager on behalf of the Issuer pursuant to
Article 6 of the Common Agreement. If the Collateral Agent has been given notice that a transfer or payment by the Collateral Agent under Article 4 of the Security Agreement is required to be made on a specified date and on the Business Day prior to such specified date the Collateral Agent shall not have received all information necessary for the making of such transfer or payment, then the Collateral Agent shall promptly give notice to the Issuers, specifying, to the extent reasonably within the knowledge of the Collateral Agent, such absence of information or any inability to confirm information necessary for the making of such transfer or payment. If the Collateral Agent has been given notice that a transfer or payment by the Collateral Agent under Article 4 of the Security Agreement is required to be made on a specified date and on the Business Day prior to such specified date any information necessary for the making of such transfer or payment is not furnished by the Program Manager and instructions necessary for the making of such transfer or payment are not received from the Issuer in sufficient time to effect such transfer or payment, then upon notice by the Collateral Agent to the





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Program Manager and the Issuer the Collateral Agent's obligations with respect to such transfer or payment shall be suspended and the Collateral Agent shall not be liable for the failure to make such transfer or payment.
Notwithstanding the foregoing, the Collateral Agent may carry out transfers and payments of amounts specified in Article 4 of the Security Agreement without specific instructions from the Program Manager or the Issuer if the Collateral Agent has actual knowledge of the information required for the making of such transfer and payments. For avoidance of doubt, the parties hereto confirm that the Collateral Agent shall be entitled to indemnification pursuant to Section
2.5 with respect to any actions taken by it pursuant to the preceding sentence.

          SECTION 2.4. Successor Collateral Agent.

          (a) Merger. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to the Collateral and all of the trusts, powers, discretion, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          (b) Resignation. The Collateral Agent and any successor Collateral Agent may at any time resign by giving at least 90 days' written notice by registered, certified or express mail to each Representative and the Issuers; provided, that such resignation shall take effect only upon the date which is the later of the effective date of the appointment of a successor Collateral Agent acceptable to the Issuers and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder and under the other Financing Documents in accordance with the provisions hereof and thereof. Notwithstanding the preceding sentence, if on the 90th day after written notice of resignation is delivered by a resigning Collateral Agent as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed in accordance herewith, the resigning Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor.

          (c) Removal. The Collateral Agent may be removed by the Required Lenders at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent, each Representative, the Program Manager and the Issuers. A temporary successor may be removed at any time to allow a successor Collateral Agent acceptable to the Issuers to be appointed pursuant to paragraph (d) below. Any removal pursuant to the provisions of this paragraph (c) shall take effect only upon the date which is the latest of the effective date of the appointment of a successor Collateral Agent acceptable to the Issuers and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder and in the other Financing Documents to which it is a party in accordance with the provisions hereof and thereof.

          (d) Acceptance by Successor. Any successor Collateral Agent shall be a bank or trust company (i) having its principal office in [Houston, Texas] or such other jurisdiction as the Issuers may approve and (ii) having a net worth of at least $200,000,000 as of the effective date of appointment. The Required Lenders shall have the right to appoint each successor Collateral Agent, subject only to the requirements set forth in the preceding sentence and to the approval of





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the Issuers, which approval shall not be unreasonably withheld. If the Issuers and the Required Lenders shall not have agreed within ten days as to the selection of a successor Collateral Agent, the Issuers shall have the right to appoint a temporary successor to act as the Collateral Agent. If by the 90th day after appointment of such temporary successor Collateral Agent, the Required Lenders and the Issuers shall have remained unable to agree as to the selection of a successor Collateral Agent, such temporary successor shall automatically become the successor Collateral Agent hereunder. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to each Representative and the Issuers an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate such appointment, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Except as provided in Section 2.5, upon such appointment of a successor Collateral Agent, the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent). After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

          SECTION 2.5. Indemnification. By authorizing the Representatives to enter into this Agreement on their behalf, and, in the case of a Hedge Counterparty, by signing such Hedging Agreement, the Secured Parties (other than the Representatives) agree to indemnify the Collateral Agent and (each in its capacity as such) its officers, employees and its agents for, and hold the Collateral Agent, its officers, employees and its agents harmless against, any loss, liability, damage, claim, action, demand or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder and under any other Financing Document, except such loss, liability, damage, claim, action, demand or expense as shall result from the Collateral Agent's gross negligence or willful misconduct or, in the case of handling of money, the Collateral Agent's negligence. The obligation of the Secured Parties under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent and shall be Pro Rata (determined for this purpose, mutatis mutandis, as if the Class B Noteholders and Class C Noteholders were Senior Secured Parties holding Class A Notes in the amount of their respective Notes). None of the Representatives shall have any liability under this Section.

          SECTION 2.6. Compensation and Reimbursement. No provision of this Agreement or any other Financing Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Financing Document or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          The Issuer agrees to pay to the Collateral Agent from time to time, reasonable compensation for all services rendered by it hereunder and under the other Financing Documents to which it is a party and to reimburse the Collateral Agent for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the





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reasonable compensation and fees and the expenses and disbursements of its agents and Independent counsel) and under the other Financing Documents to which it is a party, in each case in accordance with Section 1.21 of the Common Agreement. The obligations of the Issuer under this Section shall survive the termination of this Agreement and the resignation and removal of the Collateral Agent.

          SECTION 2.7. Representations and Warranties of Chase Texas. Chase Texas represents and warrants to the Issuers and to each Secured Party as follows:

          (a) Due Organization. Chase Texas is duly organized and validly existing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

          (b) Corporate Power. Chase Texas has all requisite right, power and authority to execute and deliver this Agreement, the Security Agreement and each of the other Financing Documents to which it is a party and to perform all of its duties as Collateral Agent hereunder, under the Security Agreement and under each of the other Financing Documents to which it is a party.

          (c) Due Authorization. The execution and delivery of this Agreement, the Security Agreement and each of the other Financing Documents to which it is a party by Chase Texas, and the performance by the Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by Chase Texas, or the performance by Chase Texas, of this Agreement, the Security Agreement and each of the other Financing Documents to which it is a party.

          (d) Valid and Binding Agreement. Chase Texas has duly executed and delivered this Agreement, the Security Agreement and each of the other Financing Documents to which it is a party, and each such Agreement constitutes the legal, valid and binding obligation of Chase Texas, enforceable against Chase Texas in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors, rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (e) Compliance with Law. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby nor performance or compliance with the terms and conditions hereof (i) contravenes any material requirement of law applicable to it or (ii) constitutes (x) a default under or results in the violation of the provisions in its [charter, certificate of incorporation, by-laws] or other governance document or (y) a material default of any indenture, loan or credit agreement or any other agreement, lease instrument or document to which it is a party or by which it or its properties may be bound.

          (f) Litigation, etc. To the best of its knowledge, there are no Proceedings now pending or threatened which could reasonably be expected to have a material and adverse effect on its performance of its obligations hereunder or which questions the validity, binding effect or enforceability hereof, any action to be taken pursuant hereto or any transactions contemplated hereby.





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          SECTION 2.8. Waiver of Setoffs. Chase Texas hereby expressly waives any and all rights of setoff that Chase Texas may otherwise at any time have under applicable law with respect to any Collateral Account and agrees that amounts in any of the Collateral Accounts shall at all times be held and applied in accordance with the provisions of the Security Agreement.


                                   ARTICLE 3

                  CERTAIN AGREEMENTS AMONG THE SECURED PARTIES

          SECTION 3.1. Priority of Security Interests; Subordination.

          (a) Except as contemplated by the other Financing Documents, each Representative, on behalf of all Senior Lenders for whom such Representative is acting, agrees that the security interest of each Senior Secured Party in any Collateral ranks and will rank equally in priority with the security interest of the other Senior Secured Parties in the Collateral, subject to Section 4.1 of the Security Agreement absent an Acceleration that has occurred and is continuing, and subject to Section 4.3 of the Security Agreement if an Acceleration shall have occurred and is continuing.

          (b) (i) Anything in the Indenture or the Notes or any other Financing Document to the contrary notwithstanding, each Representative, on behalf of all Senior Lenders for whom such Representative is acting, agrees and the Trustee, on behalf of each Class B Noteholder and Class C Noteholder agrees, that the security interest of the Holders of the Class B Notes and the Class C Notes in and to the Collateral (the "Subordinate Interests") shall be subordinate and junior to the security interest of each Senior Secured Party and the Trustee, on behalf of each Class B Noteholder and Class C Noteholder agrees that until the Senior Secured Obligations have been paid in full, it will not (A) initiate any judicial or other remedial action against the Issuers to collect any moneys under the Class B Notes or the Class C Notes or (B) directly or indirectly, exercise or enforce any rights or remedies against the Issuers of any nature whatsoever, whether at law or in equity, that it may have under the Class B Notes, the Class C Notes or any of the Financing Documents or otherwise, in connection with or as the result of any default under, or breach of any representation, warranty, covenant or agreement set forth in the Financing Documents in respect to the Subordinate Interests including any Class B Notes or Class C Notes. Without limiting the generality of the foregoing sentence, the Trustee, on behalf of each Class B Noteholder and Class C Noteholder agrees for the benefit of the Senior Secured Parties, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B Notes and the Class C Notes or under any Financing Document until the payment in full of the Senior Secured Obligations and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect. If any Acceleration has occurred and is continuing including, without limitation, as a result of an Event of Default specified in Section 5.1(h) or (i) of the Common Agreement, all principal of and interest on the Senior Secured Obligations, and all other amounts owing to the Senior Secured Parties under the Financing Documents, shall be paid in full in Cash before any further distribution is made on account of the Subordinate Interests.

          (ii) The Trustee on behalf of each holder of a Subordinate Interest agrees for the benefit of each Senior Secured Party that such holders of Subordinate Interests shall not demand, accept or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of the Financing Documents; provided that after the Senior Secured Obligations and all other amounts owing thereunder, have been paid in full in Cash, the holders of Subordinate Interests shall be fully subrogated to the rights of the Senior Secured Parties. Nothing in this
     Section 3.1(b) shall affect the obligation of the Issuers to pay holders of Subordinate Interests.

          In furtherance of the foregoing, but not by way of limitation thereof, in the event that the Issuer or the Co-Issuer shall file or have filed against it a petition under any bankruptcy or other insolvency law or be adjudicated a bankrupt thereunder, with the result that the Issuer or the Co-Issuer is excused from the obligation to pay all or any part of the interest otherwise payable in respect to any Senior Secured Obligation during the period subsequent to the commencement of any such proceedings thereunder, each holder of any portion of the Subordinate Interests by its acceptance thereof, does hereby agree that all or such part of such interest in the Senior Secured Obligations, as the case may be, shall be payable in full in money out of, and to that extent diminish and be at the expense of, reorganization dividends or other distributions or payments in respect to the Subordinate Interests.

          (c) The priorities specified in this Agreement and in the Security Agreement with respect to the Collateral and the Collateral Proceeds are applicable irrespective of any statement to the contrary in any Financing Document (but subject, as to the Subordinate Interests, to the priorities thereof specified in the Indenture) or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests and to the extent not provided for in this Agreement and the other Financing Documents, the rights and priorities of the Secured Parties shall be determined in accordance with applicable law.

          SECTION 3.2. Decisionmaking.

          (a) Notwithstanding anything to the contrary in this Agreement or any Financing Document, the Collateral Agent, the Representatives and each other Secured Party may not exercise or enforce any right, remedy, power or other discretion, give any consent or enter into any agreement amending, modifying, supplementing or waiving, or make any determination under or in respect of any provisions of the Financing Documents except in accordance with this Agreement.

          (b) If, at any time, (i) the Collateral Agent proposes to act as contemplated under Financing Documents or (ii) any Representative, in accordance with this Agreement, notifies the Collateral Agent of a matter with respect to which it believes the Collateral Agent should exercise discretion, then the Collateral Agent shall promptly notify each other Representative and each Hedge Counterparty of the matter in question specifying:

          (i) if relevant, the manner in which the Collateral Agent proposes to act;

          (ii) the Required Lenders applicable to the decision; and

          (iii) the period determined by the Collateral Agent by which the relevant Secured Parties must provide it with instructions in relation to such decision (the "Decision Period").

          (c) Notwithstanding anything to the contrary in this Section 3.2 or in any Financing Document, the Collateral Agent shall not be required to seek instructions from the parties hereto, as applicable, and the Collateral Agent shall give or withhold consent, approve or disapprove and otherwise make decisions on behalf of the Secured Parties, with respect to the following:

          (i) any corrections to or confirmations of the calculation of any information set forth in the Valuation Report;

          (ii) any decisions which are specified in any Financing Documents to be made by the Collateral Agent after consultation with an Independent consultant; and

          (iii) all other routine, administrative or ministerial matters under the Financing Documents, including any additions, modifications or amendments to any provision of any Financing Document to cure any ambiguity or to cure, correct or supplement any provision contained therein which is inconsistent with any other provision contained therein, the decision in all such cases with respect to which matters is not inconsistent with the provisions of the other Financing Documents and could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.3. Exercise of Rights. So long as any Secured Obligation remains outstanding, each of the Representatives, on behalf of all the Secured Parties for whom such Representative is acting, and each other Person that is a party hereto, acknowledges and agrees as follows:

          (a) Subject to Section 2.2 hereof, the Collateral Agent shall administer the Collateral in the manner contemplated by this Agreement and the Security Agreement and only upon the occurrence and continuance of an Event of Default (subject to the requirement that the Collateral Agent shall have received written notice thereof pursuant to Section 3.4(a) hereof and shall have given written notice of the occurrence of such an Event of Default to the Issuers), the Collateral Agent shall exercise, upon the written instruction of, and on behalf of, the Required Lenders in accordance with this Article 3 and subject to Article 5 of the Security Agreement, such rights and remedies with respect to the Collateral as are granted to it under this Agreement, the other Financing Documents and applicable law.

          (b) No Secured Party and no class or classes of Secured Parties shall have any right, other than in accordance with this Article 3, to (i) sell, exchange, release, not perfect and otherwise deal with any Collateral at any time pledged, assigned or mortgaged to secure the Secured Obligations in accordance with the Financing Documents, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral, or (iii) take any other action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with this Article 3; provided, however, that if an Event of Default exists under Section 5.1(h) or (i) of the Common Agreement, the Collateral Agent shall automatically be authorized to take such action without the written request of the Required Lenders.

          (c) Upon the request of the Collateral Agent, each Representative will give the Collateral Agent notice of the outstanding Secured Obligation amount owed by the Issuers under the Financing Documents to the Secured Parties for whom such Representative is acting and any other information with respect to such Secured Obligation that the Collateral Agent may reasonably request. The Collateral Agent may request such information in respect of the Hedging Agreements from each Hedge Counterparty and the Program Manager.

          (d) Each Representative shall provide to each other Representative and to the Collateral Agent copies of any amendments to any Financing Document to which such Representative is, and to which the Collateral Agent is not, a party.

          (e) Unless otherwise expressly provided herein, the Collateral Agent shall not take any action under the Financing Documents, without the prior written consent of the Required Lenders.

          (f) Each decision required to be made in accordance with the terms of this Agreement shall be binding upon each of the parties to this Agreement, each Secured Party for whom any Representative acts, each other party to any Financing Document, and their respective successors and assigns.

          (g) Without limiting the generality of the foregoing, except with the prior written consent of the Required Lenders, no Representative and no Secured Party shall:

          (i) exercise any right under any Financing Document to accelerate, cancel or terminate any commitment under any Financing Document or declare any commitment under any Financing Document, or declare any obligation or commitment, prematurely payable, canceled or terminated, but the foregoing shall not restrict scheduled or mandatory repayment, prepayments, or reductions taking effect in accordance with the original terms of the Financing Documents;

          (ii) enforce or require the Collateral Agent to enforce any rights with respect to the Collateral conferred by the Transaction Documents by sale, taking possession, appointment of a receiver or an administrative receiver or otherwise bring suit or arbitration in connection with any transactions contemplated by the Transaction Documents against the Issuer, the Co-Issuer, the Program Manager or Enron; or

          (iii) exercise any right to set-off against any account or combination of accounts whether arising under applicable law or under the Financing Documents unless the relevant right to set-off would otherwise be lost and except in respect of the netting of payments by a Hedge Counterparty under a Hedging Agreement.

          SECTION 3.4. Actions Upon An Event of Default. So long as any Secured Obligation remains outstanding, the following provisions shall apply:

          (a) Each Representative hereby agrees to give each other Representative and the Collateral Agent, at the address specified in Section 5.1 hereof, written notice of the occurrence of an Event of Default of which it is aware.

          (b) Upon receipt by the Collateral Agent of written notice of the occurrence and continuance of an Event of Default pursuant to Section 3.4(a) hereof or by written notice of the occurrence and continuance of a default from the Hedge Counterparties pursuant to the Hedging Agreements, the Collateral Agent shall give written notice of the occurrence of such Event of Default or default to the Issuers.

          (c) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until an Authorized Officer of the Collateral Agent has received a written notice or a certificate from a Secured Party stating that an Event of Default has occurred under their respective Financing Documents. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it.

          SECTION 3.5. Exercise of Remedies and Application of Proceeds. So long as any Secured Obligation remains outstanding to more than one Secured Party, the following provisions shall apply:

          (a) If an Event of Default shall have occurred and be continuing, upon the written request of the Required Lenders, the Collateral Agent shall request the Account Bank to render an accounting of the current balance of each Collateral Account.

          (b) If an Event of Default shall have occurred and be continuing, and only in such event, upon the written request of the Required Lenders, the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents and which the Required Lenders direct it to take, including, subject to Article 5 of the Security Agreement, realization and foreclosure on the Collateral.

          (c) The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the Security Documents shall be governed by Section 4.3 of the Security Agreement. Any non-Cash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties until later sold or otherwise converted into Cash, at which time the Collateral Agent shall apply such Cash in accordance with Section 4.3 of the Security Agreement.

          SECTION 3.6. Receipt of Money or Proceeds.

          (a) Each Representative hereby agrees on behalf of all Secured Parties for whom such Representative is acting, and each other Person that becomes a party hereto agrees, that if at any time during the term of this Agreement, any Representative receives any payment or distribution of assets of the Issuers of any kind or character, whether monies or Cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement and the Security Agreement, such Representative shall hold such payment or distribution in trust for the benefit of the Secured Parties and shall immediately remit such payment or distribution to the Collateral Agent.

          (b) In the event that notwithstanding the provisions of this Agreement and the other Financing Documents, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Agreement and the other Financing Documents, then, unless and until the Senior Secured Obligations and all other amounts owing thereunder shall have been paid in full in Cash, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Senior Secured Parties in accordance with
Article 4 of the Security Agreement.

          SECTION 3.7. Additional Secured Parties. The parties hereto hereby agree that each Person replacing any of the Secured Parties that are party hereto and each Person (or trustee or agent thereof) holding a Secured Obligation of the Issuers is required to become a party to this Agreement either individually or by authorizing the Representative acting for it to make and perform this Agreement.


                                   ARTICLE 4

                       AMENDMENTS; WAIVERS; INSTRUCTIONS;
                              OTHER RELATIONSHIPS

          SECTION 4.1. Amendments to this Agreement. This Agreement shall not be amended, modified, supplemented or waived without the consent of the Issuers and each of the Representatives; provided that, this Agreement shall not be amended in any manner that is adverse to the Collateral Agent without its consent, which consent shall not be unreasonably withheld.

          SECTION 4.2. Amendments to, Waiver under, and Instructions with Respect to the Assigned Agreements and the Other Financing Documents.

          (a) Notwithstanding anything in this Agreement to the contrary, but subject to Section 3.2(c)(iii) hereof and Section 6.1(a)(iv) of the Security Agreement, (x) the Collateral Agent (with the consent in writing of the Required Lenders) may act to directly or indirectly amend, modify, terminate, supplement or waive a right or permit or consent to the amendment, modification, termination, supplement or waiver of a right with respect to any provision of the Common Agreement (including Appendix A thereto as used therein and as incorporated by reference in any other Financing Document), the Assigned Agreements or any other Financing Document to which it is a party (other than this Agreement) or change in any manner the rights of the Secured Parties under any provision thereof or waive any Event of Default or Defaults (and the Required Lenders may give instructions to the Collateral Agent under the Financing Documents) and (y) each of the Representatives may act to directly or indirectly amend, modify, terminate, supplement or waive a right or permit or consent to the amendment, modification, termination, supplement or waiver of a right with respect to any provision of any Financing Document to which such Representative is a party (other than this Agreement); provided, however, without the written consent of each Representative, no such waiver, amendment, modification, supplement or consent shall:

          (i) change the time of payment of or increase the rate of interest due on any Secured Obligation or the amount of any premium payable upon prepayment of any Secured Obligation;

          (ii) change the payment date for or increase the amount of principal or other amount (other than interest) due on any Secured Obligation;

          (iii) permit the Issuer or the Co-Issuer to assign its rights under any Financing Document (except in accordance with the Financing Documents);

          (iv) increase the Liquidity Facility Commitment or Backup Facility Commitment other than in accordance with Section 9.2 or 9.3 of the Common Agreement, as the case may be;

          (v) change any of the percentages specified in the definition of Required Lenders;

          (vi) change the currency in which payments by the Issuers are required to be made;

          (vii) release any Collateral from the Lien granted under any of the Security Documents or of any funds from any Account other than as contemplated in the Financing Documents;

          (viii) extend the Investment Period;

          (ix) modify any of the provisions of Articles 2, 10 and 11 of the Common Agreement or any provisions of the Security Agreement; or

          (x) change the time or increase the amount of payment of any fee due or payable under or in connection with the Financing Documents.

          (b) Except as to the matters contemplated by the proviso to the preceding clause (a), any Representative may at any time, and from time to time, without any consent of or prior notice to the other Representatives or the Collateral Agent (except to the extent required by any Financing Document) and without impairing or releasing the obligations of any Person under this
Agreement: (i) waive, amend, modify or supplement any Financing Document to which such Secured Party is a party, (ii) release anyone liable in any manner under or in respect of the Secured Obligations owing under any such Financing Document, or (iii) apply any sums from time to time received for payment or satisfaction of the Secured Obligations of such Secured Parties except as otherwise provided in Section 3.6.

          (c) Any Representative taking any of the actions described in (b) shall promptly notify the other Secured Parties.

                                   ARTICLE 5

                                  MISCELLANEOUS

          SECTION 5.1. Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

          SECTION 5.2. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement may be made upon, given or furnished to the following addresses:

          If to the Issuer:

                        Address:
                                         ----------------------------------
                        Attention:
                                         ----------------------------------
                        Telephone:
                                         ----------------------------------
                        Telecopy:
                                         ----------------------------------

                        with a copy to the Program Manager:

                        Address:
                                         ----------------------------------
                        Attention:
                                         ----------------------------------
                        Telephone:
                                         ----------------------------------
                        Telecopy:
                                         ----------------------------------

          If to the Co-Issuer:

                        Address:
                                         ----------------------------------
                        Attention:
                                         ----------------------------------
                        Telephone:
                                         ----------------------------------
                        Telecopy:
                                         ----------------------------------

                        with a copy to the Program Manager:

                        Address:
                                         ----------------------------------
                        Attention:
                                         ----------------------------------
                        Telephone:
                                         ----------------------------------
                        Telecopy:
                                         ----------------------------------

          If to the Trustee:

              Address:    600 Travis, 8th Floor, Houston, Texas 77002
              Attention:  Global Trust Services - Enron International CPO, L.P.
              Telephone:
                          ----------------------------------
              Telecopy:
                          ----------------------------------

          If to the Liquidity Facility Agent:

              Address:
                          ----------------------------------
              Attention:
                          ----------------------------------
              Telephone:
                          ----------------------------------
              Telecopy:
                          ----------------------------------

          If to the Backup Facility Agents:

              As specified in the Designation Letters delivered pursuant to Section 1.24 of the Common Agreement.

          If to the Collateral Agent:

              Address:
                          ----------------------------------
              Attention:
                          ----------------------------------
              Telephone:
                          ----------------------------------
              Telecopy:
                          ----------------------------------

          If to the Hedge Counterparties:

              As specified in the executed counterparts of the related Hedging Agreement delivered pursuant to
              Section 9.1(a) of the Common Agreement.

or to such other addresses as to which any such party may specify to each of the other parties hereto in the manner set forth below. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex or by telecopy, with correct answerback received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party hereto shall have the right to change its address for notice hereunder to any other location by giving no less than 20 days' notice to the other parties in the manner set forth hereinabove.

          SECTION 5.3. Execution in Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which shall be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 5.4. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the interpretation hereof. __ __________SECTION 5.5. Assignments. This Agreement shall be a continuing obligation of the Issuers and shall (a) be binding upon the Issuers and their respective successors and assigns, and (b) inure to the benefit of and be enforceable by each Secured Party, the Collateral Agent, and by their respective successors, transferees and assigns. Except as provided in
Section 4.13 of the Common Agreement, the Issuers may not assign this Agreement, or delegate any of their duties hereunder, without the prior written consent of each other party hereto, and any such attempted assignment shall be null and void.

          SECTION 5.6. No Petition Agreement. The Collateral Agent covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of the Financing Documents, it will not institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This section shall survive any termination of this Agreement.

          SECTION 5.7. TRIAL BY JURY WAIVED. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

          SECTION 5.8. Severability. If any provision in this Agreement is invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity, illegality or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

          SECTION 5.9. Integration. This Agreement, together with the other Financing Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.


          SECTION 5.10. Term of This Agreement. This Agreement shall take effect on the Closing Date, and shall continue in effect until the Final Termination Date.

          SECTION 5.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

          SECTION 5.12. Submission to Jurisdiction.

          (a) Except as set forth in subsection (b), the Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, any defense which they now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum and to the maintenance of such action or proceeding. The Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Section
5.2. The Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, no document filed, assertion made, or issue adjudicated in any court or other arbitral proceeding shall have a collateral, judicial, or other estoppel or res judicata effect on any arbitral proceeding that is subject to Section 11.11 of the Management Agreement.

          (b) The foregoing submission to jurisdiction is not intended to and shall not apply to any claim, controversy, issue or accounting bearing on
Article 9 of the Enron Support Agreement except insofar as such claim, controversy, issue or accounting arises in connection with a motion to confirm, vacate, or modify an arbitration award rendered pursuant to Section 11.11 of the Management Agreement.

          SECTION 5.13. Additional Parties. In the event the Issuer enters into one or more Backup Facilities after the Closing Date, each Person acting as the Backup Facility Agent is required to become a party to this Agreement on behalf of the Backup Lenders for whom such Person is acting by executing and delivering to the Issuer and the Collateral Agent a Designation Letter substantially in the form set forth in Exhibit F to the Common Agreement. Each Person made party to this Agreement pursuant to this section shall be bound by and be subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

          IN WITNESS WHEREOF, the parties have caused this Collateral Agency and Intercreditor Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                                      ENRON INTERNATIONAL CPO, L.P.

                                      By: Enron CPO Holdings, Inc.,
                                              its general partner


                                      By
                                         ------------------------------
                                         Name:
                                         Title:

                                      ENRON INTERNATIONAL CPO, INC.



                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee



                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                      ----------------------------------,
                                      not in its individual capacity,
                                      but solely as Liquidity Facility Agent



                                      By:
                                         -------------------------------,
                                         Name:
                                         Title:




                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, in its capacity as Collateral Agent and, with respect to Sections 2.7 and 2.8 hereof, in its individual capacity


                                      By:
                                         --------------------------------
                                         Name:
                                         Title: